Exibit 99.1

NEWS RELEASE

Contacts:
Michael Lacovara, Chief Executive Officer
(212) 356-0513

Financial Dynamics
Julie Prozeller / Hannah Sloane
212-850-5600

Rodman & Renshaw Capital Group, Inc. Announces Financial Results for the Third Quarter 2008

New York, NY, November 13, 2008 – Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) today announced its results for the third quarter ended September 30, 2008.

Total revenue for the quarter was $8.6 million, representing a decrease of 11.2% from $9.6 million in the third quarter of 2007. Excluding principal transactions revenue, which registered a loss of $4.9 million for the quarter primarily due to severe market volatility in the last two weeks of September that adversely impacted the value of its warrant positions, the Company reported revenue of $13.5 million. The Company reported a net loss of $2.9 million, or $(0.08) per share, for the quarter, compared to net loss of $3.7 million, or $(0.15) per share, for the third quarter of 2007. The Company reported a net loss on a non-U.S. GAAP basis of $2.5 million, or $(0.07) per share, compared to a net income of $0.03 million, or less than $0.01 per share, for the third quarter of 2007.1

“On an operating basis, Rodman performed reasonably well during the quarter, increasing banking revenue compared to the third quarter of 2007, and we were on track to record a profit until the sudden and severe market reversals late into September. We, like everyone else, were affected by the adverse market developments in the final weeks of the quarter, which both delayed transactions that were scheduled to close in the quarter and led to significant erosion in the value of our warrant positions,” commented Michael Lacovara, Chief Executive Officer of Rodman & Renshaw. “Despite the late-quarter reversals, we remain confident in the resiliency of our long-term business model and the future of Rodman.”

“Fundamentally, we continue to realign our assets to drive revenue, to keep our expenses under control, to build a robust pipeline, and to maintain adequate cash to support our business. We have enhanced our position in the healthcare sector with the recent transition of Michael King from Director of Research to Head of Healthcare, which will allow Mike to interact with clients in revenue generating ways. Although we cannot predict the future direction of the markets, we are well positioned to weather the storm and emerge a stronger player once the markets normalize.”

“Finally, let me say a word about the price of our stock. I believe our stock price decline reflects indiscriminate selling across the financial services sector and that our stock price has become largely divorced from the fundamentals of our business today, much less our prospects as we continue to grow. For that reason, I intend to purchase Rodman stock as soon as our policies will permit, and I expect that other members of management and our board may do the same. ”

OPERATING RESULTS

Investment Banking

Investment banking revenue was $11.9 million for the quarter, compared to $8.8 million in investment banking revenue in the third quarter of 2007.

  Private placement and underwriting revenue for the quarter was $8.4 million, compared to $6.4 million in the third quarter of 2007. During the quarter, the Company completed 13 financing transactions with an average transaction size of $11.4 million, compared to 9 financing transactions with an average transaction size of $16.2 million in the third quarter of 2007.

  Strategic advisory fees for the quarter were $3.5 million, compared to $2.3 million in the third quarter of 2007.

__________________________

1 Reconciliation between GAAP and non-GAAP results can be found in the accompanying tables.

Sales & Trading

  Commissions for the quarter were $1.4 million, compared to $1.3 million in the third quarter of 2007.

  Principal transaction losses for the quarter were $4.9 million, compared to losses of $0.5 million in the third quarter of 2007 due to market volatility in the second half of September.

Conference Fees

There was no conference fee revenue for the third quarter of 2008, or during the prior-year period. Revenue from conference fees is booked in the quarter in which the conference occurs.

Operating Expenses

Total operating expenses were $12.8 million for the quarter, compared to $9.4 million in the third quarter of 2007. The expenses for the third quarter of 2008 include employee compensation and benefits, professional and consulting fees and occupancy and equipment rentals. For the quarter, expenses, net of pre-offering stock compensation expense, were $12.2 million, compared to $9.0 million in the third quarter of 2007.

  Compensation Expense

Employee compensation and benefits expense for the quarter, including pre-offering stock compensation expense, was $5.9 million, compared to $4.9 million in the third quarter of 2007.

Excluding pre-offering stock compensation expense of $0.6 million, employee compensation and benefits expense for the quarter was $5.3 million, compared to $4.5 million in the third quarter of 2007.

Employee compensation and benefits expense for the third quarter, excluding pre-offering stock compensation expense, represented 40% of Transaction Related Revenue (revenue excluding principal transactions), compared to 45% in the third quarter of 2007.

  Non-Compensation Expense

Non-compensation expense for the quarter was $6.9 million, compared to $4.5 million in the third quarter of 2007.

Capital

At September 30, 2008 stockholders’ equity was $70.0 million. Cash and cash equivalents was $23.5 million. Liquid assets were $31.9 million, consisting of cash and cash equivalents, “Level I” assets and current receivables. Book value per common share was $1.73. Book value per common share is based on common shares outstanding including unvested and vested restricted stock and restricted stock units.

Conference Call details

A conference call with management to discuss the financial results for the third quarter of 2008 will be held today at 10:00 AM Eastern time. Investors can participate in the conference call by dialing (888)-713-4214 (domestic) or (617)-213-4866 (international). The passcode for the call is 17334564. The call is being webcast by Thomson/CCBN and can be accessed through the Rodman & Renshaw Capital Group, Inc. website at www.rodm.com as well as the Thomson/CCBN link: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=122722&eventID=1999984

The conference will be replayed in its entirety beginning at 12:00 PM on November 13, 2008, through to 11:59 PM on November 20, 2008. If you wish to listen to the replay of this conference call, please dial (888)-286-8010 (domestic) or (617)-801-6888 (international) and enter passcode 98566943.

About Rodman & Renshaw Capital Group, Inc.

Rodman & Renshaw Capital Group, Inc. is a holding company with a number of direct and indirect subsidiaries, including Rodman & Renshaw, LLC, Rodman Principal Investments, LLC, and Miller Mathis & Co., LLC.

Rodman & Renshaw, LLC is a full service investment bank dedicated to providing investment banking services to companies that have significant recurring capital needs due to their growth and development strategies, along with research and sales and trading services to investor clients that focus on such companies. Rodman is a leading investment banking firm with particular emphasis on “essential” industries with significant capital needs, including health care (especially life science), energy (especially upstream oil and gas), ferrous and non-ferrous metals, shipping, and natural resources, as well as a leader in the PIPE (private investment in public equity) and RD (registered direct placements) transaction markets.

MEMBER FINRA, SIPC

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements regarding future events and financial performance. In some cases, you can identify these statements by words such as “may,” “might,” “will,” “should,” “except,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. There are or may be important factors that could cause our actual results to materially differ from our historical results or from any future results expressed or implied by such forward looking statements.

These factors include, but are not limited to, those discussed under the section entitled “Risk Factors” in our Annual Report on Form 10-K, filed March 14, 2008, which is available at the Securities and Exchange Commission website at www.sec.gov. The forward-looking statements in this press release are based upon management's reasonable belief as of the date hereof. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

RODMAN & RENSHAW CAPITAL GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTH AND
NICE MONTH PERIODS ENDED SEPTEMBER 30, 2008 AND 2007 (UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30		September 30
	2008	2007	2008	2007
Revenues:
Investment banking	$11,924,042	$8,755,133	$43,109,263	$47,247,785
Principal transactions	(4,923,590)	(529,713)	3,857,846	2,207,345
Commissions	1,396,131	1,326,007	4,694,586	4,932,244
Conference fees	-	-	842,865	719,009
Interest and other income	166,053	94,008	771,148	472,755
Total revenues	$8,562,636	$9,645,435	$53,275,708	$55,579,138

Operating expenses:
Employee compensation and benefits	5,945,111	4,922,660	26,700,793	31,344,369
Other employee benefits	172,614	121,419	422,647	322,512
Conference fees	130,197	208,374	2,732,099	2,352,867
Broker dealer commissions	50,479	46,915	210,679	143,539
Professional and consulting fees	2,401,144	1,563,500	4,391,487	3,395,024
Business development	723,242	656,734	2,364,418	2,090,278
Advertising	356,417	-	590,245	-
Communication and market research	718,883	575,186	1,882,461	1,464,593
Office	150,635	139,681	391,590	541,560
Occupancy and equipment rentals	999,249	348,226	1,904,538	953,625
Clearance and execution charges	118,805	109,017	342,392	206,867
Depreciation and amortization	762,447	141,355	1,216,303	466,168
Impairment of goodwill	-	375,717	1,065,000	375,717
Other	298,464	206,032	1,075,729	662,179
Total operating expenses	12,827,687	9,414,816	45,290,381	44,319,298

Operating (loss) income	(4,265,051)	230,619	7,985,327	11,259,840

Interest expenses	-	(2,978,709)	-	(3,771,570)

(Loss) Income from continuing operations before
income taxes	(4,265,051)	(2,748,090)	7,985,327	7,488,270
Income tax benefit (expense)	1,414,710	(849,579)	(3,734,119)	(1,201,443)
(Loss) Income from continuing operations	(2,850,341)	(3,597,669)	4,251,208	6,286,827
(Loss) Income from discontinued operations	-	(97,522)	-	45,088
Net (loss) income	$(2,850,341)	$(3,695,191)	$4,251,208	$6,331,915

Weighted average common shares outstanding:
Basic	33,732,827	24,330,826	33,224,150	20,239,245
Diluted	33,732,827	24,330,826	34,861,772	21,328,663

Net (loss) per share – basic
Income (loss) from continuing operations	$(0.08)	$(0.15)	$0.13	$0.31
Income (loss) from discontinued operations	-	-	-	-
Net income (loss)	$(0.08)	$(0.15)	$0.13	$0.31

Net income per share – diluted
Income (loss) from continuing operations	$(0.08)	(0.15)	$0.12	$0.30
Income (loss) from discontinued operations	-	-	-	-
Net (loss) income	$(0.08)	(0.15)	$0.12	$0.30

RODMAN & RENSHAW CAPITAL GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION AS OF SEPTEMBER 30,
2008 (UNAUDITED) AND DECEMBER 31, 2007

	September 30	December 31,
	2008	2007
	(Unaudited)
Assets
Cash and cash equivalents
Unrestricted	17,482,954	$54,834,189
Restricted	5,978,360	-
Total cash and cash equivalents	23,460,954	54,834,189
Financial instruments owned, at fair value	26,553,949	9,011,405
Private placement and other fees receivable	2,681,048	967,473
Due from clearing broker	5,574,985	1,888,854
Prepaid expenses	2,000,621	688,550
Deferred tax assets	-	2,258,301
Property and equipment, net	1,372,771	913,645
Other assets	2,988,461	244,790
Goodwill and other intangible assets	22,593,316	1,065,000
Total Assets	$87,226,105	$71,872,207

Liabilities and Stockholders’ Equity
Accrued compensation payable	$4,032,777	$6,140,839
Accounts payable and accrued expenses	8,021,064	2,929,072
Conference deposits	1,346,315	15,443
Financial instruments sold, not yet purchased, at fair value	2,143,160	147,663
Distributions payable	-	1,440,000
Due to affiliate	467,616	382,963
Income tax payable	-	48,067
Deferred tax liabilities	1,189,724	-
Total Liabilities	17,200,654	11,104,047

Stockholders’ Equity
Common stock, $0.001, par value; 100,000,000 shares authorized;
36,414,539 and 33,750,000 issued as of
September 30, 2008 and December 31, 2007, respectively	36,414	33,750
Preferred stock, $0.001 par value; 1,000,000 authorized; none issued	-	-
Additional paid-in capital	68,219,775	62,345,072
Treasury Stock, 534,500 shares	(1,012,041)	-
Accumulated other comprehensive loss	-	(140,757)
Retained Earnings (Deficit)	2,781,303	(1,469,905)
Total Stockholders’ Equity	70,025,451	60,768,160

Total Liabilities and stockholders’ equity	$87,226,105	$71,872,207

Non-GAAP Financial Measures

The Company has utilized the non-GAAP information set forth below as an additional device to aid in understanding and analyzing its financial results for the three months ended September 30, 2008. Management believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the Company’s business and facilitate meaningful comparison of the results in the current period to those in prior periods and future periods. Reference to these non-GAAP measures should not be considered a substitute for results that are presented in a manner consistent with GAAP.

A limitation of utilizing these non-GAAP measures is that GAAP accounting does in fact reflect the underlying financial results of the Company’s business. Therefore, management believes that the GAAP measures as well as the corresponding non-GAAP measures of the Company’s financial performance should be considered together.

		Reconciliation
Three Months ended September 30, 2008:	GAAP	Amount		Non-GAAP
Compensation and benefits expense	$5,945,111	$(588,037)	(a)	$5,357,074
Income before income tax expense	$(4,265,051)	$588,037	(a)	$(3,677,014)
Income tax benefit (expense)	$1,414,710	$(195,051)	(b)	$1,219,659
Net (loss) / income	$(2,850,341)	$392,986	(c)	$(2,457,355)
Compensation ratio (d)	69.4%			62.6%

Earnings per share (e):
Basic	$(0.08)	$0.01		$(0.07)
Diluted	$(0.08)	$0.01		$(0.07)

Weighted average number of
common shares outstanding (e):
Basic	33,732,827	-	(f)	33,732,827
Diluted	33,732,827	-	(f)	33,732,827

(a) The non-GAAP adjustment represents the pre-tax expense with respect to the amortization of the restricted stock and option awards granted to employees prior to the Company’s October 2007 public offering (the “Offering”)

(b) The non-GAAP adjustment with respect to income tax expense represents the elimination of the tax benefit resulting from the amortization of the pre-Offering restricted stock and option awards in the period.

(c) The non-GAAP adjustment with respect to net income was the after-tax amortization of the pre-Offering restricted stock and option awards in the period.

(d) The third quarter 2008 compensation ratio was calculated by dividing compensation and benefits expense by total revenues of $8.6 million.

(e) In accordance with Statement of Financial Accounting Standards No. 128, basic and diluted common shares outstanding are equal for the quarter ended September 30, 2008.

(f) Unadjusted.